Exhibit 4 (a)




March 30, 1999




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    ENSERCH Corporation
          1998 Annual Report on Form 10-K


Gentlemen:

     Pursuant to the exemption afforded by Item 601(b) (4) (iii) (A) of Regulation S-K, ENSERCH Corporation (Corporation) is not filing as exhibits to its Annual Report on Form 10-K for 1998 instruments with respect to its long-term debt of the Corporation and/or its subsidiaries. These instruments include agreements with respect to senior notes. Each item of long-term debt referenced above does not exceed 10% of the total assets of the Corporation and its subsidiaries on a consolidated basis. Reference is made to Note 4 to Consolidated Financial Statements (included in Appendix A of the Corporation's Annual Report on Form 10-K for 1998).

     The Corporation agrees to furnish a copy of the above instruments to the Securities and Exchange Commission upon request.


                                               Sincerely,





                                       /s/  Jerry  W. Pinkerton
                                      ---------------------------------
                                            Jerry  W. Pinkerton
                                       Vice President and Controller